The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2017

Citigroup Global Markets Holdings Inc.	November-----, 2017 Medium-Term Senior Notes, Series N Pricing Supplement No. 2017-USNCH0824 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

Overview

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the worst performing of the S&P 500® Index and the Russell 2000® Index (each, an “underlying index”).

▪	The securities offer (i) leveraged exposure to a limited range of potential appreciation of the worst performing underlying index, (ii) the potential for a positive return at maturity as long as the final index level of the worst performing underlying index is greater than or equal to 88% of its initial index level and (iii) a limited buffer against the potential depreciation of the worst performing underlying index as described below. In exchange for those features, investors in the securities must be willing to (i) accept a return based on whichever underlying index is the worst performing underlying index, (ii) forgo participation in appreciation of the worst performing underlying index in excess of the maximum return at maturity specified below and (iii) forgo any dividends that may be paid on the stocks that constitute either underlying index. In addition, investors in the securities must be willing to accept downside exposure to any depreciation of the worst performing underlying index in excess of the 12% buffer amount. If the worst performing underlying index depreciates by more than the buffer amount from its initial index level to its final index level, you will lose 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds the buffer amount.

▪	Your return on the securities will depend solely on the performance of the worst performing underlying index. You will not benefit in any way from the performance of the better performing index. You may incur a significant loss on your investment in the securities if either underlying index performs poorly, even if the other performs favorably.

▪	In order to obtain the modified exposure to the worst performing underlying index that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying indices:	The S&P 500® Index (ticker symbol: “SPX”) and the Russell 2000® Index (ticker symbol: “RTY”)
Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date:	November , 2017 (expected to be November 3, 2017)
Issue date:	November , 2017 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation dates:	For each underlying index, each scheduled trading day for such underlying index from and including April 18, 2022 to and including July 18, 2022, excluding any scheduled trading day on which a market disruption event occurs with respect to such underlying index
Maturity date:	July , 2022 (expected to be July 21, 2022)
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

▪   If the final index level of the worst performing underlying index is greater than or equal to 88% of its initial index level:
$1,000 + the leveraged return amount, subject to the maximum return at maturity

▪   If the final index level of the worst performing underlying index is less than its initial index level by an amount greater than the buffer amount:
$1,000 + [$1,000 × (the index performance of the worst performing underlying index + 12%)]

If the worst performing underlying index depreciates from its initial index level to its final index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000.00 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial index level:	• S&P 500® Index: (its closing level on the pricing date) • Russell 2000® Index: (its closing level on the pricing date)
Final index level:	For each underlying index, the arithmetic average of its closing level on each of the valuation dates
Worst performing underlying index:	The underlying index with the lowest index performance
Index performance:	For each underlying index, its final index level minus its initial index level, divided by its initial index level
Index performance factor:	For each underlying index, its final index level divided by its initial index level, expressed as a percentage
Leveraged return amount:	$1,000 × (the index performance factor of the worst performing underlying index – 88%) × the leverage factor
Leverage factor:	At least 143.25%. The actual leverage factor will be determined on the pricing date.
Buffer amount:	12.00%
Maximum return at maturity:	The maximum return at maturity will be determined on the pricing date and will be at least $573.00 per security (57.30% of the stated principal amount). The payment at maturity per security will not exceed $1,000 plus the maximum return at maturity.
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324CNZ5 / US17324CNZ58
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer(3)
Per security:	$1,000.00	$10.00	$990.00
Total:	$	$	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $940.00 per security, which will be less than the issue price. The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI will receive an underwriting fee of up to $10.00 for each security sold in this offering. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) The per security proceeds to Citigroup Global Markets Holdings Inc. indicated above represent the minimum per security proceeds to Citigroup Global Markets Holdings Inc. for any security, assuming the maximum per security underwriting fee of $10.00. As noted in footnote (2), the underwriting fee is variable.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-06 dated April 7, 2017      Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Consequences of a market disruption event. The first four paragraphs under the heading “Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index” shall not apply to the securities.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial index level to the final index level of the worst performing underlying index. Your return on the securities will depend solely on the performance of the worst performing underlying index. You will not benefit in any way from the performance of the better performing index. The diagram and examples below are based on a hypothetical leverage factor of 143.25% and a hypothetical maximum return of 57.30%.

Investors in the securities will not receive any dividends on the stocks that constitute either underlying index. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in either underlying index or the stocks that constitute either underlying index” below.

Buffer Securities Payment at Maturity Diagram

■ The Securities	■ The Worst Performing Underlying Index

November 2017	PS-2

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

Your actual payment at maturity per security will depend on the actual leverage factor and the actual maximum return, which will be determined on the pricing date, and the actual index performance of the worst performing underlying index. The examples below are intended to illustrate how your payment at maturity will depend on the index performances of the underlying indices. The examples are based on a hypothetical leverage factor of 143.25%, a hypothetical maximum return of 57.30%, and the hypothetical initial index levels and final index levels specified below.

Example 1—Upside Scenario A.

Underlying Index	Hypothetical Initial Index Level	Hypothetical Final Index Level	Hypothetical Index Performance
S&P 500® Index	2,500.00	3,750.00	50%
Russell 2000® Index	1,500.000	1,650.000	10%

Payment at maturity per security = $1,000 + the leveraged return amount, subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,000 + ($1,000 × (the index performance factor of the worst performing underlying index – 88%) × the hypothetical leverage factor), subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,000 + [$1,000 × (110% – 88%) × 143.25%], subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,000 + [$1,000 × 22% × 143.25%], subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,000 + $315.15, subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,315.15

In this example, the Russell 2000® Index has the lowest index performance and is, therefore, the worst performing underlying index. Because the worst performing underlying index appreciated from its hypothetical initial index level to its hypothetical final index level and the leveraged return amount of $315.15 per security results in a total return at maturity of 31.515%, which is less than the hypothetical maximum return at maturity of 57.30%, your payment at maturity in this example would be equal to the $1,000 stated principal amount per security plus the leveraged return amount, or $1,315.15 per security.

Example 2—Upside Scenario B.

Underlying Index	Hypothetical Initial Index Level	Hypothetical Final Index Level	Hypothetical Index Performance
S&P 500® Index	2,500.00	4,000.00	60%
Russell 2000® Index	1,500.000	2,550.000	70%

Payment at maturity per security = $1,000 + the leveraged return amount, subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,000 + ($1,000 × (the index performance factor of the worst performing underlying index – 88%) × the hypothetical leverage factor), subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,000 + [$1,000 × (160%– 88%) × 143.25%], subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,000 + ($1,000 × 72% × 143.25%), subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,000 + $1,031.40, subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,573.00

In this example, the S&P 500® Index has the lowest index performance and is, therefore, the worst performing underlying index. Because the worst performing underlying index appreciated from its hypothetical initial index level to its hypothetical final index level and the leveraged return amount of $1,031.40 would result in a total return at maturity of 103.14%, which is greater than the hypothetical maximum return at maturity of 57.30%, your payment at maturity in this example would equal the hypothetical maximum payment at maturity of $1,573.00 per security. In this example, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the worst performing underlying index without a hypothetical maximum return.

November 2017	PS-3

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

Example 3— Upside Scenario C.

Underlying Index	Hypothetical Initial Index Level	Hypothetical Final Index Level	Hypothetical Index Performance
S&P 500® Index	2,500.00	2,375.00	-5%
Russell 2000® Index	1,500.000	1,800.000	20%

In this example, the S&P 500® Index has the lowest index performance factor and is, therefore, the worst performing underlying index. Because the worst performing underlying index depreciated from its hypothetical initial index level to its hypothetical final index level, but not by more than 12%, your payment at maturity per security would be calculated as follows:

Payment at maturity per security = $1,000 + the leveraged return amount, subject to the maximum payment at maturity of $573.00 per security

= $1,000 + ($1,000 × (the index performance factor of the worst performing underlying index – 88%) × the hypothetical leverage factor), subject to the hypothetical maximum return at maturity of $573.00 per security

= $1,000 + [$1,000 × (95% – 88%) × 143.25%], subject to the maximum payment at maturity of $573.00 per security

= $1,000 + [$1,000 × 7% × 143.25%], subject to the maximum payment at maturity of $573.00 per security

= $1,000 + $100.275, subject to the maximum payment at maturity of $573.00 per security

=	$1,100.275

In any scenario in which the final index level of the worst performing underlying index is greater than or equal to 88% of its initial index level, you would receive a positive return at maturity of 143.25% for every 1% by which the final index level of the worst performing underlying index is greater than 88% of its initial index level, subject to the hypothetical maximum return at maturity of 57.30%.  In this example, the final index level of the worst performing underlying index is 95% of its initial index level, which exceeds 88% by 7 percentage points. As a result, in this example you would receive a positive return at maturity equal to 7% multiplied by the hypothetical leverage factor of 143.25%, which is equal to 10.0275% and your payment at maturity in this example would be equal to the $1,000 stated principal amount per security plus the leveraged return amount, or $1,100.275 per security. Even though the final index level of the worst performing underlying index has depreciated from its initial index level, you will still receive a positive return at maturity on your investment.

Example 4—Downside Scenario.

Underlying Index	Hypothetical Initial Index Level	Hypothetical Final Index Level	Hypothetical Index Performance
S&P 500® Index	2,500.00	2,875.00	15%
Russell 2000® Index	1,500.000	450.000	-70%

In this example, the Russell 2000® Index has the lowest index performance and is, therefore, the worst performing underlying index. Because the worst performing underlying index depreciated from its hypothetical initial index level to its hypothetical final index level by more than the 12% buffer amount, your payment at maturity in this example would reflect 1-to-1 exposure to the negative performance of the worst performing underlying index beyond the 12.00% buffer amount and would be calculated as follows:

Payment at maturity per security = $1,000 + [$1,000 × (the index performance factor of the worst performing underlying index + 12%)]

= $1,000 + [$1,000 × (–70% + 12%)]

= $1,000 + [$1,000 × –58%]

= $1,000 + [–$580]

= $1,000 - $580

= $420

In this example, you would incur a significant loss at maturity based on the depreciation of the worst performing underlying index, even though the better performing index appreciated. As this example illustrates, you will not benefit in any way from the performance of the better performing index.

November 2017	PS-4

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying index. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose up to 88.00% of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the worst performing underlying index. If the worst performing underlying index depreciates from its initial index level to its final index level by more than the buffer amount, you will lose 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds the buffer amount.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of at least 57.30%, which is equivalent to a maximum return at maturity of $573.00 per security. The actual maximum return at maturity will be determined on the pricing date. Assuming a leverage factor of 143.25% and a maximum return at maturity of 57.30%, any increase in the final index level of the worst performing underlying index over its initial index level by more than 28.00% will not increase your return on the securities and will progressively reduce the effective leverage factor provided by the securities. Your return on the securities will not exceed the maximum return at maturity, even if the worst performing underlying index appreciates by significantly more than the maximum return at maturity. If the worst performing underlying index appreciates by more than the maximum return, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the worst performing underlying index. When lost dividends are taken into account, the securities may underperform an alternative investment providing 1-to-1 exposure to the performance of the worst performing underlying index even if the worst performing underlying index appreciates by less than the maximum return.

▪	The securities are subject to the risks of both of the underlying indices and will be negatively affected if either of the underlying indices performs poorly, even if the other underlying index performs well. You are subject to risks associated with both of the underlying indices. If either of the underlying indices performs poorly, you will be negatively affected, even if the other underlying index performs well. The securities are not linked to a basket composed of the underlying indices, where the better performance of one could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing underlying index.

▪	You will not benefit in any way from the performance of the better performing underlying index. The return on the securities depends solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the better performing underlying index. The securities may underperform a similar alternative investment linked to a basket composed of the underlying indices, since in such case the performance of the better performing underlying index would be blended with the performance of the worst performing underlying index, resulting in a better return than the return of the worst performing underlying index.

▪	You will be subject to risks relating to the relationship between the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that either one of the underlying indices will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to perform poorly; the performance of the underlying index that is not the worst performing underlying index is not relevant to your return on the securities at maturity. It is impossible to predict what the relationship between the underlying indices will be over the term of the securities. The S&P 500® Index represents large capitalization stocks in the United States and the Russell 2000® Index represents small capitalization stocks in the United States. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

November 2017	PS-5

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

▪	Investing in the securities is not equivalent to investing in either of the underlying indices or the stocks that constitute either of the underlying indices. You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to any of the stocks that constitute the underlying indices. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. It is important to understand that, for purposes of measuring the performance of the underlying indices, the levels used will not reflect the receipt or reinvestment of dividends or distributions on the stocks that constitute either of the underlying indices. Dividend or distribution yield on the stocks that constitute the underlying indices would be expected to represent a significant portion of the overall return on a direct investment in the stocks that constitute the underlying indices, but will not be reflected in the performance of either of the underlying indices as measured for purposes of the securities (except to the extent that dividends and distributions reduce the levels of the underlying indices). Moreover, unlike a direct investment in the underlying indices, the appreciation potential of the securities is limited, as described above.

▪	The payment at maturity on the securities is based on the arithmetic averages of the closing levels of the underlying indices on valuation dates occurring over a period of approximately 3 months. As a result, you are subject to the risk that the closing levels of the underlying indices on those valuation dates will result in a less favorable return than you would have received had the final index levels been based on the closing levels on other days during the term of the securities. If you had invested in another instrument linked to the underlying indices that you could sell for full value at a time selected by you, you might have achieved better returns. In addition, because the final index levels are based on an average over the valuation dates, your return on the securities may be less favorable than it would have been if it were based on the closing levels of the underlying indices on only one of those valuation dates.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlying indices, dividend yields on the stocks that constitute the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal

November 2017	PS-6

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks that constitute the underlying indices, the correlation between the underlying indices, the dividend yields on the stocks that constitute the underlying indices, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the level of either underlying index may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	Our offering of the securities does not constitute a recommendation of either of the underlying indices. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices or the stocks that constitute the underlying indices, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indices. These and other activities of our affiliates may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	The levels of the underlying indices may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the stocks that constitute the underlying indices and other financial instruments related to the underlying indices or the stocks that constitute the underlying indices and may adjust such positions during the term of the securities. Our affiliates also trade the stocks that constitute the underlying indices and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to

November 2017	PS-7

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of an underlying index, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Adjustments to either underlying index may affect the value of your securities. S&P Dow Jones Indices LLC, as publisher of the S&P 500® Index, or Russell Investment Group, as publisher of the Russell 2000® Index, may add, delete or substitute the stocks that constitute either underlying index or make other methodological changes that could affect the level of either underlying index. S&P Dow Jones Indices LLC or Russell Investment Group may discontinue or suspend calculation or publication of either underlying index at any time without regard to your interests as holders of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations providing a general exemption for financial instruments issued in 2017 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information About the S&P 500® Index

The S&P 500® Index consists of common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. As of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the sections “Risk Factors” and “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on October 31, 2017 was 2,575.26.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 3, 2012 to October 31, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

November 2017	PS-8

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

S&P 500® Index – Historical Closing Levels January 3, 2012 to October 31, 2017

November 2017	PS-9

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by Russell Investments, a subsidiary of Russell Investment Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on October 31, 2017 was 1,502.773.

The graph below shows the closing level of the Russell 2000® Index for each day such level was available from January 3, 2012 to October 31, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 3, 2012 to October 31, 2017

November 2017	PS-10

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement and the discussion below about the payment at maturity, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

If, prior to maturity, the payment at maturity becomes substantially fixed or subject to a minimum level due to the securities’ averaging feature, the IRS could treat the securities as being terminated and reissued for U.S. federal income tax purposes and require you to recognize taxable gain in respect of any appreciation in your securities at that time. Our counsel believes that it is more likely than not that such treatment will not apply, and that you will instead recognize any gain at maturity or an earlier disposition of the securities as described above. You should consult your tax adviser regarding the treatment of the securities in such an event.

Subject to the discussions below under “Possible Withholding Under Section 871(m) of the Code” and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Possible Withholding Under Section 871(m) of the Code. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt financial instruments issued in 2017 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. Holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

November 2017	PS-11

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $10.00 for each $1,000 security sold in this offering. CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $10.00 for each $1,000 security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing level of the underlying indices and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

November 2017	PS-12

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries' rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

November 2017	PS-13

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due July-----, 2022

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2017 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

November 2017	PS-14